FIRST AMENDMENT TO TRUST AGREEMENT
                            Effective August 1, 1995

                  This Amendment (the "First Amendment"), amends the MASTER TRUST AGREEMENT FOR SOUTHWESTERN BELL CORPORATION DEFERRED COMPENSATION PLANS AND OTHER EXECUTIVE BENEFIT PLANS (the "Trust Agreement"), previously made and entered into by and between SBC COMMUNICATIONS INC., a Delaware corporation (the "Company"), formerly known as Southwestern Bell Corporation, BOATMEN'S TRUST COMPANY, a Missouri corporation (the "Trustee"), and BOATMEN'S TRUST COMPANY as trustee of each Participating Trust in the Trust Agreement (BOATMEN'S TRUST COMPANY acting in its capacity as trustee of each Participating Trust is hereinafter referred to as the respective Participating Trust's "Participating Trust Trustee"), which Trust Agreement is incorporated herein by this reference.

                  WHEREAS, the Company and the Participating Trust Trustees have established with the Trustee a trust in accordance with the terms and conditions of the Trust Agreement, and

                  WHEREAS, the Trustee has accepted the trust established under the Trust Agreement and has agreed to hold, IN TRUST, all monies and other property transferred to it thereunder for the uses and purposes and upon the terms and conditions set forth therein, and

                  WHEREAS, the Trustee has further agreed to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under the Trust Agreement, and

                  WHEREAS, the Company wishes to amend the Trust Agreement consistent with the Amendment provision thereof, to reflect the recent name change of the Company from Southwestern Bell Corporation to SBC Communications Inc., and

                  WHEREAS, the Participating Trust Trustees and the Trustee agree to the Amendment contained herein:

                  NOW, THEREFORE, the Company and the Participating Trust Trustees and the Trustee hereby agree as follows:

                  (1) Effective August 1, 1995, the Trust Agreement shall be and hereby is renamed the "MASTER TRUST AGREEMENT FOR SBC COMMUNICATIONS INC. DEFERRED COMPENSATION PLANS AND OTHER EXECUTIVE BENEFIT PLANS"; and, coincident with such change, the words "Southwestern Bell Corporation" wherever found in the Trust Agreement shall be and hereby are replaced with the words "SBC Communications Inc." and all references in the Trust Agreement to Southwestern Bell Corporation shall mean and shall be construed as references to SBC Communications Inc.


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                  (2) Except as modified by this First Amendment, all other
terms and provisions of the Trust Agreement remain in full force and effect.

                  IN WITNESS WHEREOF, the Company and the Participating Trust Trustees and the Trustee have caused this First Amendment to be executed by their respective duly authorized officers on the date set forth below.


                                    Company:  SBC COMMUNICATIONS INC.
Atttest:                                      By:  /s/ D. E Kiernan
                                                   Its Senior Vice President,
/s/ Judith M. Sahm                                 Treasurer & Chief Financial
Secretary                                          Officer

                                    Executed: 9/22, 1995


                                    Trustee:  BOATMAN'S TRUST COMPANY

Attest:                                       By: /s/ Lyle W. Brizendine
                                                  Its Executive Vice President
/s/ Paul J. Skyle
Assistant Secretary                 Executed:  9/27, 1995


                                    BOATMEN'S TRUST COMPANY as
                                    Participating Trust Trustee pursuant to the Trust Agreement for each of the following:

                                    o   SBC COMMUNICATIONS INC. SENIOR
                                        MANAGEMENT DEFERRED COMPENSATION PLAN
                                        OF 1988

                                    o   SBC COMMUNICATIONS INC. SENIOR
                                        MANAGEMENT DEFERRED COMPENSATION PLAN
                                        OF 1988 (EARLY PAYMENT OPTION)

                                    o   SBC COMMUNICATIONS INC. SENIOR
                                        MANAGEMENT DEFERRED COMPENSATION PLAN

                                    o   SBC COMMUNICATIONS INC. MANAGEMENT
                                        DEFERRED COMPENSATION PLAN OF 1988

                                    o   SBC COMMUNICATIONS INC. MANAGEMENT
                                        DEFERRED COMPENSATION PLAN

                                    o   SBC COMMUNICATIONS INC. COMPENSATION
                                        DEFERRAL PLAN

                                    o   SBC COMMUNICATIONS INC. SENIOR
                                        MANAGEMENT SUPPLEMENTAL RETIREMENT
                                        INCOME PLAN

                                    o   SBC COMMUNICATIONS INC. PENSION BENEFIT
                                        PLAN - NONBARGAINED PROGRAM (BENEFITS
                                        IN EXCESS OF CODE SECTION 415
                                        LIMITATIONS)

                                    o   SBC COMMUNICATIONS INC. PENSION MAKE-UP
                                        DUE TO DEFERRED COMPENSATION
                                        PARTICIPATION


Attest:                                       By: /s/ Lyle W. Brizendine
                                                  Its Executive Vice President
/s/ Paul J. Skyle
Assistant Secretary                 Executed:  9/27, 1995

                                ACKNOWLEDGEMENTS


State of Texas               )
                             )    ss
City of San Antonio          )



                  On this 22nd day of September, in the year 1995, before me personally came Donald E. Kiernan, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President, Treasurer & Chief Financial Officer of SBC Communications Inc., the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal was affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


Vicki Brehm                              /s/ Vicki Brehm
Notary Public
State of Texas
My Comm. Exp. Aug. 9 1997


State of Missouri            )
                             ) ss
City of St. Louis            )

                  On this 27th day of September, in the year 1995, before me personally came Lyle W. Brizendine, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President of Boatmen's Trust Company, the corporation described in and which executed the above instrument in the capacity as Trustee; that he knows the corporate seal of said corporation; that the seal was affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                         /s/ Susan L. Sehrt

                                         Susan L. Sehrt
                                         Notary Public-State of Missouri
                                         St. Louis County
                                         My Commission Expires March 31, 1996

                                 ACKNOWLEDGMENTS


State of Missouri        )
                         )  ss
City of St. Louis        )


                  On this 27th day of September, in the year 1995, before me personally came Lyle W. Brizendine, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President of Boatmen's Trust Company, the corporation described in and which executed the above instrument in the capacity as Participating Trust Trustee pursuant to each Participating Trust Trust Agreement; that he knows the corporate seal of said corporation; that the seal was affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                         /s/ Susan L. Sehrt
                                         Susan L. Sehrt
                                         Notary Public-State of Missouri
                                         St. Louis County
                                         My Commission Expires March 31, 1996